Exhibit 23.1

                          CONSENT OF HUNTON & WILLIAMS


                               September 16, 1998




Unistar Gaming Corp.
478 Wheelers Farms Road
Milford, CT  06460

                              Unistar Gaming Corp.
                       Registration Statement on Form S-1


Gentlemen:

This firm has reviewed the information set forth in the seventh paragraph under the section entitled "Risk Factors--Legal Matters" of the Registration Statement on Form S-1 (the "Registration Statement") of Unistar Gaming Corp., a Delaware corporation (the "Company"), and the information contained in the eighth paragraph of the section entitled "Management's Discussion and Analysis of Financial Condition and Results of Operations--Six Months Ended June 30, 1998 and 1997--Legal Market and Other Risks" of the Registration Statement. We understand that the information set forth therein as it relates to the issue of the authorization of the National Indian Lottery under 25 U.S.C. 2701 et seq. is based upon the advice provided to the Company by this firm.

We consent to the summarization of such advice and the reference to us in the Registration Statement on Form S-1.

Very truly yours,


/s/ Hunton & Williams
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HUNTON & WILLIAMS